EMPLOYMENT AGREEMENT

     THIS AGREEMENT entered into this 30th day of November, 1999, by and between New South Bank (the "Bank") and H.D. Reaves, Jr. (the "Employee").

     WHEREAS, the Employee has heretofore been employed by Home Federal Savings and Loan Association (the "Association") as President and Chief Executive Officer and is experienced in all phases of the business of the Association; and

     WHEREAS, on August 9, 1999, the Association and its sole stockholder, Green Street Financial Corp. ("Green Street"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with NewSouth Bancorp, Inc. ("NewSouth"), Bank and Washington Financial, Inc. ("New Sub"), pursuant to which New Sub will be merged with and into Green Street (the "Merger"); and

     WHEREAS, the Agreement contemplates that following the Merger Green Street will be dissolved and the Association will merge with and into Bank (the "Bank Merger"); and

     WHEREAS, following the Merger and the Bank Merger, the Bank desires to employ the Employee; and

     WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Bank and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1. EMPLOYMENT. The Employee is employed in the capacity as an Executive Vice President of the Bank. The Employee shall render such administrative and management services to the Bank and NewSouth as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall promote the business of the Bank and NewSouth. The Employee's other duties shall be such as the Board of Directors for the Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Bank.

     2. BASE COMPENSATION. The Bank agrees to pay the Employee during the term of this Agreement a salary at the rate of $97,800 per annum, payable in cash not less frequently than monthly.

     3. DISCRETIONARY BONUS. The Employee shall be entitled to participate in an equitable manner with all other senior management employees of the Bank in discretionary bonuses that may be authorized and declared by the Board of Directors to its senior management employees from time to time. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses when and as declared by the Board of Directors.

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     4.   (a)  PARTICIPATION IN RETIREMENT AND MEDICAL PLANS. The Employee shall be entitled to participate in any plan of the Bank relating to pension, profit-sharing, or other retirement benefits and medical coverage (including dependent coverage) or reimbursement plans that the Bank may adopt for the benefit of its employees. Employee shall be given credit in all such employee benefit plans for prior service with the Association.

          (b) EMPLOYEE BENEFITS; EXPENSES. The Employee shall be eligible to participate in any fringe benefits which may be or may become applicable to the Bank's administrative officers, subject to the Board of Directors' approval. The Bank shall reimburse Employee for all reasonable out-of-pocket expenses which Employee shall incur in connection with his service for the Bank.

     5. TERM. The term of employment of Employee under this Agreement shall be for the period commencing on the date hereof (the "Effective Date") and ending thirty-six (36) months thereafter.

     6.   LOYALTY; NONCOMPETITION.

     (a) The Employee shall devote his full attention to the performance of his employment under this Agreement. During the term of Employee's employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank or NewSouth.

     (b) Nothing contained in this Section 6 shall be deemed to prevent or limit the right of Employee to invest in the capital stock or other securities of any business dissimilar from that of the Bank or NewSouth, or, solely as a passive or minority investor, in any business.

     7. STANDARDS. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors.

     8. VACATION AND SICK LEAVE. At such reasonable times as the Board of Directors shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, with all such voluntary absences to count as vacation time; provided that:

     (a) The Employee shall be entitled to annual vacation leave in accordance with the policies as are periodically established by the Board of Directors for senior management employees of the Bank.

     (b) The Employee shall not be entitled to receive any additional compensation from the Bank on account of his failure to take vacation leave and Employee shall not be entitled to accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board of Directors for senior management employees of the Bank.

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     (c)  In addition to the aforesaid  paid  vacations,  the Employee  shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors in its discretion may determine.

     (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board of Directors for senior management employees of the Bank. In the event that any sick leave benefit shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Board of Directors for employees of the Bank.

     9.   TERMINATION AND TERMINATION PAY.

     The Employee's employment under this Agreement shall be terminated upon any of the following occurrences:

     (a) The death of the Employee during the term of this Agreement, in which event the Employee's estate shall be entitled to continue to receive the compensation the Employee would otherwise have received for the remainder of the term of this Agreement.

     (b) The Board of Directors may terminate the Employee's employment at any time, but any termination by the Board of Directors other than termination for Just Cause, shall not prejudice the Employee's right to compensation or other benefits under the Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall include termination because of the Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

     (c) Except as provided pursuant to Section 12 herein, in the event Employee's employment under this Agreement is terminated by the Board of Directors without Just Cause, the Bank shall be obligated, for a period of time equal to the remaining term of this Agreement at the time of such termination, to continue to pay the Employee the salary provided pursuant to Section 2 herein and the cost of Employee obtaining all health, life, disability, and other benefits which the Employee would be eligible to participate in for such period of time, other than benefits under the Bank's pension plan, 401(k) plan and employee stock ownership plan, based upon the benefit levels substantially equal to those being provided Employee and Employee's dependent(s) at the date of termination of employment. Such compensation to be provided in accordance with this Section 9 (c) shall be forfeited by the Employee for all periods after the date that the Employee shall engage in providing professional service or employment as an employee, director, consultant, representative, or similar relationship to any financial services enterprises (including but not limited to a savings and loan association, bank, credit union, or insurance company) with offices or business activities located in the counties of Cumberland or Robeson in

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North  Carolina,  or elsewhere  within a 50 mile radius of  Fayetteville,  North
Carolina. This limitation on future activities shall not affect the payment of previously vested benefits under the compensation and benefit plans of the Bank or for compensation payable in accordance with Section 12 of the Agreement.

     (d) If the Employee is removed and/or permanently prohibited from participation in the conduct of the Bank's affairs by an order issued under Sections 8 (e) (3) or 8 (g) (1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818 (e) (3) and (g) (1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

     (e) If the Bank is in default (as defined in Section 3 (x) (1) of FDIA) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (f) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the North Carolina Banking Commission at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf or the Bank under the authority contained in Section 13 (c) of FDIA; or (ii) by the North Carolina Banking Commission at the time that the North Carolina Banking Commission approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the North Carolina Banking Commission to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (g) The voluntary termination by the Employee during the term of this Agreement with the delivery of no less than 30 days written notice to the Board of Directors, other than pursuant to Section 12. In the event of such voluntary termination, the Bank shall be obligated, for a period of time equal to the remaining term of this Agreement at the time of such termination, to continue to pay the Employee the salary provided pursuant to Section 2 herein.

     (h) Notwithstanding anything herein to the contrary, any payments made to the Employee pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC ss.1828 (k) and any regulations promulgated thereunder.

     10. SUSPENSION OF EMPLOYMENT. If the Employee is suspended and/or temporarily prohibited from participation in the conduct of the Bank's affairs by a notice served under Section 8 (e) (3) or (g) (1) of the FDIA (12 U.S.C. 1818 (e) (3) and (g) (1)), the Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

     11.  DISABILITY.

     (a)  The  Bank  may  terminate  the  Employee's   employment  after  having
established the Employee's disability. In the event of such termination, the Bank shall pay Employee the salary

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

provided pursuant to Section 2 herein for a period of time equal to the remaining term of this Agreement at the time of such termination.

     (b) During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Bank and, if able, shall make himself available to the Bank to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Bank shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

     12.  CHANGE IN CONTROL.

     Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Employee's employment during the term of this Agreement following any change in control of the Bank or NewSouth, absent Just Cause, Employee shall be paid an amount equal to the sum of the base compensation he would have received under Section 2 of this Agreement for the remaining term of the Agreement, and the cost of Employee obtaining all health, life, disability, and other benefits which the Employee would be eligible to participate in for such period of time, other than benefits under the Bank's pension plan, 401(k) plan and employee stock ownership plan, based upon the benefit levels substantially equal to those being provided Employee and Employee's dependent(s) at the date of termination of employment. Said sum shall be paid, at the option of Employee, either in one (1) lump sum within thirty
(30) days of such termination, or in periodic payments over the remaining term of this Agreement, as if Employee's employment had not been terminated, and such payments shall be in lieu of any other future payments which the Employee would be otherwise entitled to receive under Section 9 of this Agreement. Notwithstanding the foregoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Employee by the Bank or the NewSouth shall be deemed an "excess parachute payment" in accordance with
Section 280G of the Code and be subject to the excise tax provided at Section 4999(a) of the Code. The term "control" shall refer to the ownership, holding or power to vote more than 25% of the NewSouth's or the Bank's voting stock, the control of the election of a majority of the NewSouth's or the Bank's directors, or the exercise of a controlling influence over the management or policies of NewSouth or the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     13.  SUCCESSOR AND ASSIGNS.

     (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or NewSouth which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or NewSouth.

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     (b)  Since the Bank is  contracting  for the unique and personal  skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

     14. AMENDMENTS. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

     15. APPLICABLE LAW. This agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of North Carolina, except to the extent that Federal law shall be deemed to apply.

     16. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     17. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgement upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. The Bank shall incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of the Bank or the Employee, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. The Bank shall reimburse Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, following the delivery of the decision of the arbitrator finding in favor of the Employee; provided that if such finding of the Arbitrator is not in favor of the Employee then such Employee shall reimburse the Bank for the initial filing fee paid by the Bank to the AAA. Further, the settlement of the dispute to be approved by the Board of the Bank or NewSouth may include a provision for the reimbursement by the Bank or NewSouth to the Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Bank or the NewSouth may authorize such reimbursement of such reasonable costs and expenses by separate action upon a written action and determination of the Board following settlement of the dispute. Such reimbursement shall be paid within ten (10) days of Employee furnishing to the Bank or NewSouth evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Employee.

     18. ENTIRE AGREEMENT. This agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto, and shall supersede any and all preexisting employment or severance agreements or insurance arrangements between the Employee and the Association or Green Street. Agreements and arrangements specifically superseded pursuant to this Section 18 include but are not limited to the employment agreement dated April 3, 1996 by and between the Association and the Employee.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and month hereinabove written.

                                         NEWSOUTH BANK

ATTEST:                                  By: /s/ Thomas A. Vann
                                         ---------------------------------
                                         Thomas A. Vann
                                         President
/s/ William L. Wall
-------------------------------
William L. Wall
Secretary

WITNESS:

/s/ Allen Lloyd                          /s/ H.D. Reaves, Jr.
-------------------------------          ---------------------------------
                                         H.D. Reaves, Jr., Employee

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